Exhibit (j)

Deloitte & Touche LLP
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-139186 and Amendment No. 3 to Registration Statement No. 811-21987 on Form N-1A of our report dated February 27, 2009, relating to the financial statements and financial highlights of Financial Investors Variable Insurance Trust (the “Trust”), including the Ibbotson Conservative ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, and Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2008, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

March 30, 2009

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